                                                                    EXHIBIT 1.01


 The sales agent warrants to be issued to the sales agent as part of its fee will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this prospectus supplement except to officers or partners (not directors) of the sales agent to comply with
                 Rule 2710(c)(7)(A) of the NASD Conduct Rules.


                             Sales Agent Agreement

March 28, 2002
Bathgate McColley Capital Group, LLC

Gentlemen:

NanoPierce Technologies, Inc., (the "Company"), hereby confirms its agreement with you (the "Sales Agent") as follows:

                                   Section 1
                 Representations and Warranties of the Company

Pursuant to the NanoPierce Technologies, Inc. Financing Terms Agreement dated March 29, 2002, attached hereto, the Company proposes to offer and sell to Generation Capital Associates and/or its assigns, up to $2,000,000 of Units on terms as more fully described in the Financing Terms Agreement.

In order to induce the Sales Agent to enter into this agreement, the Company hereby represents and warrants to and agrees with the Sales Agent as follows:

     1.01  Documents: The documents with respect to the securities and all
           ---------
     exhibits thereto, copies of which have heretofore been delivered by the Company to the Sales Agent, have been prepared by the Company and consist of all current SEC filings by the Company including its most recent Form 10-K for its fiscal year ended June 30, 2001 and all subsequently filed Form 10-Q's, 8-K's and any other form filed with Securities and Exchange Commission subsequent to its Form 10-K filing for the period ending June 30,2001.

     1.02  No Material Adverse Change: Except as reflected in or contemplated by
           --------------------------
     the Documents, and prior to the First Tranch Closing Date (as defined in the Financing Terms Agreement), there shall not be any material adverse change in the business, properties or technological position of the Company as a whole and there shall not have been any material transaction entered into by the Company, other than transactions entered into in the ordinary course of business.

     1.03  Legality of Securities Offered: The securities offered have been duly
           ------------------------------
     and validly authorized and when issued and sold against payment, will be validly issued, fully paid and non assessable.

     1.04  Litigation: There is, and at the Closing Date, there will be no
           ----------
     action suit or proceeding pending or to the knowledge of the Company threatened, which might result in judgments against the Company, its officers, directors or affiliates other than those listed in the most recent public disclosure documents.

     1.05  Authority: The execution and delivery by the Company of this
           ---------
     agreement, has been duly authorized, and this Agreement is valid, binding and legally enforceable obligation of the Company.


                                   Section 2
                     Issue Sale and Delivery of Securities

     2.01  Sales Agent Appointment: The Company hereby appoints the Sales Agent,
           -----------------------
     as a non-exclusive agent until July 31, 2002.

     2.02  Compensation of Sales Agent: In consideration for the Sales Agents
           ---------------------------
     execution of this agreement, and for the performance of its obligations hereunder, the Company agrees to pay the Sales Agent cash compensation of $100,000, payable on the First Tranch Closing Date, as defined in the Financing Terms Agreement. As additional consideration for the initial closing, the Company will issue to the Sales Agent or, at the Sales Agents sole discretion, the Registered Representatives or Principals of the Sales Agent, Sales Agent Warrants to purchase 80,000 NPCT Units (Sales Agent Warrants) as more fully described in the Financing Terms Agreement. The Warrants are exercisable for a period of five (5) years at the Unit Purchase Price ($1.25), as defined in the Financing Terms Agreement. The compensation for the Second Tranch closing will be the same as the First Tranch Closing.

     2.03  Representations and Warranties: The Sales Agent represents that it
           ------------------------------
     is a registered broker dealer with the Securities and Exchange Commission and a member in good standing with the NASD.

     2.04  Delivery of Securities: All securities will be delivered pursuant to
           ----------------------
     the Financing Terms Agreement.

                                   Section 3
                           Covenants of the Company

     3.01  Due Diligence: The Company will cooperate with the Sales Agent in
           -------------
     such investigation of the Company as the Sales Agent may make or cause to be made of the business, operations, contracts, and obligations of the Company.



                                   Section 4
                                Indemnification

     4.01  Indemnification by Company: The Company agrees to indemnify, defend
           --------------------------
     and hold harmless the Sales Agent, its representatives and affiliates from and against any and all losses, claims, damages, liabilities, expenses, joint or several, including reasonable attorney's and accountant's fees and the costs of any of the Sales Agent personnel involved in any such matter arising out of the Company's reckless acts or breaches of law in connection with its performance under this agreement which they or any of them may incur under the Act, or any State securities law and the Rules and Regulations thereunder.

     4.02  Notification to Company: The indemnified persons agree to notify the
           -----------------------
     Company promptly of the commencement of any litigation or proceeding against the indemnified persons of which it may be advised, in connection with the offering and sale of the securities. The omission of the indemnified persons to so notify the Company of any such action shall relieve the Company from any liability, which it may have to the indemnified persons.

     4.03  Indemnification by Sales Agent: The Sales Agent agrees to indemnify
           ------------------------------
     and hold harmless the Company, its representatives and affiliates from and against any and all losses claims, damages, liabilities, expenses, joint or several, including reasonable attorney's and accountant's fees and the costs of any of the Company's personnel involved in any such matter arising out of the Sales Agent's reckless acts or breaches of law in connection with its performance under this agreement which they or any of them may incur under the Act, or any State securities law and the Rules and Regulations thereunder.

     4.04  Notification to Sales Agent: The Company and indemnified persons
           ---------------------------
     agree to notify the Sales Agent promptly of the commencement of any litigation or proceeding against the indemnified persons of which it may be advised, in connection with the offering and sale of the securities. The omission of the indemnified persons to so notify the Company of any such action shall relieve the Company from any liability, which it may have to the indemnified persons.

                                   Section 5
                                  Termination

     5.01  Failure to Comply with Agreement: This Agreement may be terminated by
           --------------------------------
     either party hereto, by notice to the other party in the event that such party shall have failed or been unable to comply with any of the terms, conditions or provisions of this agreement required by either the Company or the Sales Agent to be performed, complied with or fulfilled by it within the respective times herein provided for, unless compliance therewith has been expressly waived by the non-defaulting party in writing.


                                   Section 6
                                    Notice

     Except as otherwise expressly provided in this agreement:

     6.01  Notice to Company:  Whenever notice is required by the provisions of
           -----------------
     this Agreement to be given to the Company, such notice shall be in writing to the Company as provided below:

     Paul H. Metzinger
     NanoPierce Technologies, Inc.
     370 17/th/ Street, Suite 3640
     Denver, CO 80202

     Phone: 303-592-1010
     Fax: 303-592-1054


     6.02  Notice to Sales Agent: Whenever notice is required by the provisions
           ---------------------
     of this Agreement to be given to the Sales Agent, such notice shall be in writing to the Sales Agent as provided below:

     Vicki D.E. Barone
     Bathgate McColley Capital Group, LLC
     5350 S. Roslyn St., #380
     Greenwood Village, CO 80111

     Phone: 303-694-0862
     Fax: 303-694-6287

                                   Section 7
                                 Miscellaneous

     7.01  Governing Law: The validity, interpretation, and construction of this
           -------------
     Agreement and of each part hereof will be governed by the laws of the State of Colorado. The parties agree that any dispute, which arises between them relating to this Agreement or otherwise, shall be submitted for resolution in conformity with the Securities Arbitration Rules of the American Arbitration Association. The parties agree that the location of an arbitration hearing before the arbitrators shall be in Denver, Colorado and each party shall request such location.

     7.02  Counterparts: This agreement may be executed in any number of
           ------------
     counterparts, each of which will constitute an original.

     Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.


                                                  Sincerely,

                                        NanoPierce Technologies, Inc.


     _____________                      By:  ___________________________________
     Date:                                   Paul H. Metzinger, President/CEO


     We hereby confirm as of the date hereof that the above letter sets forth the Agreement between the Company and us.


                                        Bathgate McColley Capital Group, LLC


     _____________                      By:  ___________________________________
     Date:                                   Richard T. Huebner, Manager